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EXHIBIT 24.10

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert E. Sulentic, Derek R. McClain, Arlin E. Gaffner and J. Christopher Kirk and each of them, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, to sign on her behalf, as a director or officer, or both, as the case may be, of Trammell Crow Company, a Delaware corporation (the "Corporation"), the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, and to sign any or all amendments to such Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ REBECCA A. MCDONALD Rebecca A. McDonald

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  EXHIBIT 24.10
POWER OF ATTORNEY